Exhibit 99.1
TD Bank marks another important milestone in expansion of U.S. footprint
Canada NewsWire
Toronto

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-	Acquisition of The South Financial Group, Inc. closes
-	Closing follows conversion of network of Florida stores acquired from the FDIC
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CHERRY HILL, NJ and TORONTO, Oct. 1 /CNW/ — TD Bank Financial Group (TSX, NYSE: TD) (TDBFG) today announced the completion of the acquisition of The South Financial Group, Inc. (South Financial), marking a major milestone in the expansion of TD’s U.S. footprint.
“The closing of the South Financial transaction, coupled with the recent conversion of the Florida-based banks whose operations we purchased from the FDIC, strengthens our Maine-to-Florida footprint and will complement our organic growth focus,” said Ed Clark, President and CEO, TDBFG. “With these acquisitions, we now have about 1,300 U.S. stores — a truly remarkable achievement, considering that we had no U.S. presence just six years ago.”
Clark added: “These transactions enhance our presence in the deposit-rich Florida market, offer an entry point into North and South Carolina and speak to our continued focus on growth. They are also an important step towards growing our earnings in the U.S.”
The Florida banks’ operations purchased from the FDIC have already been converted to the TD platform. Upon the conversion of the South Financial franchise in 2011, TD Bank, America’s Most Convenient Bank® (TD Bank), intends to introduce its brand, retail banking expertise and regional banking model across South Financial’s footprint.
“This is a great outcome for our customers and employees,” said H. Lynn Harton, President and CEO, South Financial. “Combining the commercial banking expertise of South Financial with TD’s customer-focused business model and personal banking success will allow us to further strengthen our position as a top North American bank.”
“With the South Financial transaction now closed, we’re confident we can deepen our market share by offering an extensive suite of products, unparalleled convenience and legendary service to our customers in Florida and the Carolinas,” said Bharat Masrani, President and CEO, TD Bank.
“We’re very pleased to welcome Lynn and the South Financial team to the TD Bank family and we look forward to building on their community-focused approach,” Masrani said. “We will continue to lend to both businesses and consumers. In fact, since the downturn started in 2007, we’ve grown our lending in the U.S. by 20%.”

“The U.S. is a great opportunity for TD and we remain as committed as ever to our presence in this market, despite the current economic challenges. America is one of the most entrepreneurial societies in the world and has an incredibly deep pool of human talent,” Clark concluded. “This is exactly why we will continue to build our U.S. footprint and invest for future growth.”
About TD Bank, America’s Most Convenient Bank®
TD Bank, America’s Most Convenient Bank, is one of the 15 largest commercial banks in the United States, providing customers with a full range of financial products and services at about 1,300 convenient locations from Maine to Florida. On September 30, 2010, The South Financial Group, Inc. was acquired by TD Bank Financial Group, and its subsidiary Carolina First Bank merged with TD Bank. Carolina First Bank will continue to operate under the trade names Carolina First Bank in North and South Carolina and Mercantile Bank in Florida until conversion and rebranding in 2011. TD Bank is headquartered in Cherry Hill, N.J., and Portland, Maine. Carolina First Bank and Mercantile Bank are trade names of TD Bank, N.A. For more information, visit www.tdbank.com. TD Bank, America’s Most Convenient Bank, is a member of TD Bank Financial Group and a subsidiary of The Toronto-Dominion Bank of Toronto, Canada, a top 10 financial services company in North America and one of the few banks in the world rated Aaa by Moody’s. The Toronto-Dominion Bank trades on the New York and Toronto stock exchanges under the ticker symbol “TD.” To learn more, visit www.td.com.
About TD Bank Financial Group
The Toronto-Dominion Bank and its subsidiaries are collectively known as TD Bank Financial Group (TDBFG or the Bank). TDBFG is the sixth largest bank in North America by branches and serves more than 18 million customers in four key businesses operating in a number of locations in key financial centres around the globe: Canadian Personal and Commercial Banking, including TD Canada Trust and TD Insurance; Wealth Management, including TD Waterhouse and an investment in TD Ameritrade; U.S. Personal and Commercial Banking, including TD Bank, America’s Most Convenient Bank; and Wholesale Banking, including TD Securities. TDBFG also ranks among the world’s leading online financial services firms, with more than 6 million online customers. TDBFG had $603 billion in assets on July 31, 2010. The Toronto-Dominion Bank trades under the symbol “TD” on the Toronto and New York Stock Exchanges.
For further information: Mohammed Nakhooda, Senior Manager, Corporate Communications, (416) 983-8622, Mohammed.Nakhooda@td.com